    As filed with the Securities and Exchange Commission on September 7, 2001

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        GRAY COMMUNICATIONS SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

             GEORGIA                                        58-0285030
      (State or other jurisdiction of                    (I.R.S. Employer
       incorporation or organization)                   Identification No.)

        4370 PEACHTREE ROAD, N.E.
            ATLANTA, GEORGIA                                   30319
(Address of principal executive offices)                     (Zip Code)

         GRAY COMMUNICATIONS SYSTEMS, INC. 1992 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                  JAMES C. RYAN
                        GRAY COMMUNICATIONS SYSTEMS, INC.
                            4370 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30319
                                 (404) 504-9828
 (Name, address and telephone number, including area code, of agent for service)
                                  ------------
                                   Copies to:

                                   NEAL H. RAY
                              TROUTMAN SANDERS LLP
                        600 PEACHTREE STREET, SUITE 5200
                             ATLANTA, GEORGIA 30308
                                 (404) 885-3268

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                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

    Title of each class of         Amount to be       Proposed maximum         Proposed          Amount of
  securities to be registered    registered(1)(2)    offering price per   maximum aggregate   registration fee
                                                          share(3)        offering price(3)
--------------------------------------------------------------------------------------------------------------
Class B Common Stock, no par      1,000,000 shares        $13.925            $13,925,000           $3,482
value per share
--------------------------------------------------------------------------------------------------------------

(1) Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of 1,000,000 shares of the Class B Common Stock in addition to shares previously registered under Registration Statements No. 33-15711 and No. 333-89855.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Gray Communications Systems, Inc. 1992 Long-Term Incentive Plan.

(3) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act, on the basis of the average of the high and low sales prices of $14.00 and $13.85 per share for the Class B Common Stock as reported on the New York Stock Exchange on September 4, 2001.

As permitted by Rule 429 under the Securities Act of 1933, the prospectus related to this Registration Statement also covers securities registered under Registration Statements No. 33-15711 and No. 333-89855 on Form S-8.

================================================================================

          PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is being filed to register 1,000,000 additional shares of Class B Common Stock, no par value per share (the "Class B Common Stock"), of Gray Communications Systems, Inc., a Georgia corporation (the "Company"), which have been reserved for issuance under the Gray Communications Systems, Inc. 1992 Long-Term Incentive Plan (the "Plan"). The contents of the Company's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on November 6, 1996 (Registration No. 33-15711), relating to the registration of 300,000 shares of the Company's Class A Common Stock, no par value per share (the "Class A Common Stock"), and 600,000 shares of the Class B Common Stock (in each case, after giving effect to a 50% stock dividend on the Class A Common Stock and Class B Common Stock paid to shareholders on September 16, 1998) reserved for issuance under the Plan, is incorporated by reference in its entirety herein in accordance with General Instruction E to Form S-8. In addition, the contents to the Company's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 28, 1999 (Registration No. 333-89855), relating to the registration of 1,000,000 shares of the Class B Common Stock reserved for issuance under the Plan, is incorporated by reference in its entirety herein in accordance with General Instruction E to Form S-8. The opinions and consents listed at Item 8 below are annexed hereto.

Item 8.  Exhibits.

         Exhibit No.        Description
         -----------        -----------
            5               Opinion of Troutman Sanders LLP

            23.1            Consent of Ernst & Young LLP

            23.2            Consent of Troutman Sanders LLP (contained in its Opinion filed as
                            Exhibit 5).

            24              Powers of Attorney (contained on the signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 5th day of September, 2001.



                                       GRAY COMMUNICATIONS SYSTEMS, INC.



                                       By: /s/ J. Mack Robinson
                                          --------------------------------------
                                          J. Mack Robinson
                                          President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Prather, Jr. and James C. Ryan, and each of them (with full power in each to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.

               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----

/s/ J. Mack Robinson
---------------------------------          President, Chief Executive Officer             September 5, 2001
J. Mack Robinson                           and Director (principal executive
                                                       officer)


/s/ James C. Ryan
---------------------------------               Vice President and Chief                  September 5, 2001
James C. Ryan                                       Financial Officer
                                             (principal financial officer)


/s/ Jackson S. Cowart, IV
---------------------------------              Chief Accounting Officer                   September 5, 2001
Jackson S. Cowart, IV                       (principal accounting officer)


/s/ Richard L. Boger
---------------------------------                      Director                           September 5, 2001
Richard L. Boger


/s/ Hilton H. Howell, Jr.
---------------------------------              Director, Vice President                   September 5, 2001
Hilton H. Howell, Jr.


/s/ William E. Mayher, III
---------------------------------         Chairman of the Board of Directors              September 5, 2001
William E. Mayher, III


/s/ Howell W. Newton
---------------------------------                      Director                           September 5, 2001
Howell W. Newton



/s/ Hugh Norton
---------------------------------                      Director                           September 5, 2001
Hugh Norton


/s/ Robert S. Prather, Jr.
---------------------------------              Director, Vice President                   September 5, 2001
Robert S. Prather, Jr.


/s/ Harriett J. Robinson
---------------------------------                      Director                           September 5, 2001
Harriett J. Robinson

                                INDEX TO EXHIBITS

Exhibit No.        Description
-----------        -----------
   5               Opinion of Troutman Sanders LLP.

   23.1            Consent of Ernst & Young LLP.

   23.2 Consent of Troutman Sanders LLP (contained in its opinion filed as Exhibit 5).

   24              Powers of Attorney (contained on the signature page hereof).


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